Registration No. 33-13783


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8

                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933



                            AEQUITRON MEDICAL, INC.
               (Exact name of issuer as specified in its charter)

        Minnesota                                           41-1359703
(State of incorporation)                    (I.R.S. Employer Identification No.)

                           14800 - 28th Avenue North
                          Minneapolis, Minnesota 55447
              (Address of principal executive office and zip code)



           Aequitron Medical, Inc. 1986 Employee Stock Purchase Plan
                            (Full title of the plan)


                        James B. Hickey, Jr., President
                            Aequitron Medical, Inc.
                           14800 - 28th Avenue North
                          Minneapolis, Minnesota 55447
                                 (612) 557-9200
           (Name, address and telephone number of agent for service)

                                   Copies to:

                             Elizabeth M. Reiskytl
                            Fredrikson & Byron, P.A.
                           1100 International Centre
                            900 Second Avenue South
                          Minneapolis, Minnesota 55402

     This Post-Effective Amendment No. 1 is being filed to de-register 19,029 shares of Common Stock of Aequitron Medical, Inc. (the "Issuer"). Such shares were registered under a Registration Statement on Form S-8, Reg. No. 33-13783, for purchase under the Issuer's 1986 Employee Stock Purchase Plan. The Plan has been terminated, and all rights to purchase shares under the Plan have been exercised or have expired.



                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis and State of Minnesota, on the 2nd day of November, 1995.


                                     AEQUITRON MEDICAL, INC.
                                     (the "Registrant")



                                     By /s/ James B. Hickey, Jr.
                                     James B. Hickey, Jr., President and
                                     Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



  Signature                          Title                          Date


 /s/ James B. Hickey, Jr.      President, Chief Executive      November 2, 1995
James B. Hickey, Jr.           Officer and Director
                               (principal executive officer)



 /s/ William M. Milne          Chief Financial Officer         November 2, 1995
William M. Milne               (principal financial and
                               accounting officer)



 /s/ Lawrence A. Lehmkuhl      Director                        November 2, 1995
Lawrence A. Lehmkuhl


 /s/ David B. Morse            Director                        November 2, 1995
David B. Morse


 /s/ Gerald E. Rhodes          Director                        November 2, 1995
Gerald E. Rhodes


 /s/ Ervin F. Kamm, Jr.        Director                        November 2, 1995
Ervin F. Kamm, Jr.